Exhibit 5

                                                                April 26, 2001



Allegheny Energy, Inc.,
    10435 Downsville Pike,
        Hagerstown, MD 21740-1766.

Ladies and Gentlemen:

                  In connection with the original registration under the Securities Act of 1933 (the "Act") on registration statement number 333-56786, as amended (the "Original Registration Statement") and an additional registration pursuant to Rule 462(b) of the General Rules and Regulations under the Act (the "462(b) Registration Statement", and together with the Original Registration Statement, the "Registration Statements") of shares (the "Securities") of common stock, par value $1.25 per share, of Allegheny Energy, Inc., a Maryland corporation (the "Company"), with a maximum aggregate offering price of $690,000,000 and related stock purchase rights (the "Rights") to be issued pursuant to the Stockholder Protection Rights Agreement, dated as of March 2, 2000 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agent"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

               (1) When the Rule 462(b) Registration Statement relating to the Securities and the Rights relating thereto has become effective under the Act, the terms of the sale of the Securities have been established in conformity with the Company's articles of restatement of charter so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Securities have been duly issued and sold as contemplated by the Registration Statements, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the Securities, the Securities will be validly issued, fully paid and nonassessable.

               (2) Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the

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          issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Rule 462(b) Registration Statement has become effective under the Act and the Securities have been validly issued and sold as contemplated by the Registration Statements, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the Securities, the Rights attributable to the Securities will be validly issued.

                  In connection with our opinion set forth in paragraph (2) above, we note that the questions whether the Board of Directors of the Company might be required to redeem the Rights at some future time, or to determine that the Rights should only be exchangeable without cash payment, will depend upon the facts and circumstances existing at that time and, accordingly, are beyond the scope of such opinion.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

                   We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to us under the heading "Validity of the Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                     Very truly yours,

                                                     /s/ Sullivan & Cromwell